Exhibit 99(f)

DPL INC.

INSTRUCTION BY OWNER TO REGISTERED HOLDER
AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT

Senior Notes, 8% Series Due 2009

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 2006 (the “Prospectus”) of DPL Inc., an Ohio corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the offer of the Company (the “Exchange Offer”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus and the related Letter of Transmittal.

This letter will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the unregistered Senior Notes, 8% Series Due 2009 (the “Unregistered Senior Notes”) held by you for the account of the undersigned.

The aggregate face amount of the Unregistered Senior Notes held by you for the account of the undersigned is (fill in amount):

$_______________ of the Senior Notes, 8% Series Due 2009.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Unregistered Senior Notes held by you for the account of the undersigned (insert principal amount of Unregistered Senior Notes to be tendered):

$_______________ of the Senior Notes, 8% Series Due 2009.

☐ NOT to TENDER any Unregistered Senior Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Unregistered Senior Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), (ii) any Registered Senior Notes to be acquired pursuant to the Exchange Offer are being obtained in the ordinary cause of business, and (iii) the holder is not engaged in and does not have an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Registered Senior Notes. If the undersigned is a broker-dealer that will receive the Registered Senior Notes for its own account in exchange for the Unregistered Senior Notes, it represents that the Registered Senior Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Senior Notes, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very truly yours,

SIGN HERE

Name of beneficial owner(s): _____________________________________________________________________________________

Signature(s): _________________________________________________________________________________________________

Name(s) (please print): __________________________________________________________________________________________

Address: ____________________________________________________________________________________________________

______________________________________________________________________________________________

Telephone Number: ____________________________________________________________________________________________

Taxpayer Identification or Social Security Number: _____________________________________________________________________

Date: _______________________________________________________________________________________________________

THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK TIME, ON _____________, 2006 UNLESS EXTENDED. IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR THE EXCHANGE OFFER, PLEASE CALL THE EXCHANGE AGENT AT: 1-800-275-2048.